Certain identified information marked with [***] has been excluded from this exhibit because it is not material and would be competitively harmful if publicly disclosed.

Exhibit 10.6
HARVARD UNIVERSITY
Office for Technology and Trademark Licensing

Holyoke Center, Suite 727 1350 Massachusetts Avenue Cambridge, MA 02138 USA	t. 617.495.3067 f. 617.495.9568 www.techtransfer.harvard.edu
December 22, 2004
William M. Smith
Vice President, Legal Affairs
Fluidigm Corporation
7100 Shoreline Court
South San Francisco, CA 94080
Subject: Letter Agreement between Fluidigm and Harvard Concerning Harvard Case Numbers [***]
Dear Bill,
Fluidigm Corporation (Fluidigm) has licensed a number of Harvard University (Harvard) owned patents and patent applications in the area of [***]. In particular, on October 15, 2000, Fluidigm (then known as Mycometrix Corporation) licensed Harvard Case Numbers [***], all exclusively or co- exclusively. Fluidigm has since terminated the license to Case Numbers [***], and the parties have mutually agreed in this letter to hereby terminate Fluidigm’s licenses to Case Numbers [***]. Fluidigm is retaining its licenses to Case Numbers [***].
Fluidigm is concerned that Harvard or a licensee of Harvard may file claims in the previously or hereby terminated Case Numbers [***] or [***] that cover inventions that are not separately patentable (as described in 37 CFR 1.601(n)) from inventions covered, as of the date of this letter, by the pending or issued claims in Case Numbers [***]. Fluidigm further is concerned that Harvard or a licensee of Harvard may file claims in the previously or hereby terminated Case Numbers [***] that (a) cover inventions that (i) are separately patentable (as described in 37 CFR 1.601(n)) from inventions covered, as of the date of this letter, by the pending or issued claims in Case Numbers [***], and (ii) would meet the criteria of 35 USC §§102, 103 and 112 for patentability in Case Numbers [***], and (b) are not now pending in any of Case Numbers [***]. Fluidigm believes it has rights (through its co-exclusive license agreements to Case Numbers [***],)) to the not separately patentable inventions and the separately patentable inventions, each as described above. Harvard is willing to address Fluidigm’s concerns through this letter agreement.
Therefore, Harvard and Fluidigm agree as follows:

A)	Harvard agrees not to file, or to permit any other to file, claims in the previously or hereby terminated Case Numbers [***], that cover inventions that are not

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and would be competitively harmful if publicly disclosed.

separately patentable (as described in 37 CFR 1.601(n)) from inventions covered, as of the date of this letter, by the pending or issued claims in Case Numbers [***], without the prior express written consent of Fluidigm given after the date of this letter.

B)	Harvard agrees to first offer to Fluidigm for licensing any claims, filed after the date of this letter, in Case Number [***] that (a) cover inventions that (i) are separately patentable (as described in 37 CFR 1.601(n)) from inventions covered, as of the date of this letter, by the pending or issued claims in Case Numbers [***], and (ii) would meet the criteria of 35 USC §§102, 103 and 112 for patentability in Case Numbers [***], and (b) are not now pending in any of Case Numbers [***]. Fluidigm agrees to inform Harvard within one month after Fluidigm receives express written notice form Harvard of the existence of said claims (together with a copy of such claims) whether it desires a license to said claims, or else Harvard shall be free to license them to other parties. Any license agreement between Fluidigm and Harvard for said claims shall be negotiated in good faith by the parties, have a field no broader than that now pending in Fluidigm’s license to Case [***], have commercially reasonably royalties and be substantially like Harvard’s then current license agreement with diligence requirements based on an acceptable development plan provided by Fluidigm; provided, however, if the parties have not entered into such license agreement within [***] after Fluidigm receives express written notice from Harvard of the existence of the applicable claims (together with a copy of such claims), then any license agreement between Fluidigm and Harvard for said claims shall be on the same terms and conditions, and in the same form, as the parties’ license agreements with respect to Case Numbers [***], (as in effect as of the date of this letter), except that the license will be a non-exclusive license.

C)	Harvard represents that all patent applications in Case Numbers [***] have been abandoned as of the date of this letter. Harvard agrees not to revive any such patent application or to file any other patent application under Case Number [***].

D)	Fluidigm agrees to pay [***] of Harvard’s reasonable out-of-pocket patent expenses, incurred after the date of this letter agreement, in Case Number [***], and within [***] of receiving an invoice from Harvard, up to a maximum aggregate amount of [***]. Harvard agrees to inform Fluidigm if any US patent or patent application in Case Number [***] becomes involved in an interference proceeding in the US Patent and Trademark Office before Harvard has incurred any expense to allow Fluidigm to terminate this letter agreement.

E)	The parties mutually agree that the license to Case Numbers [***] hereby are terminated, and in connection therewith, promptly following the first meeting of the Board of Directors of Fluidigm after such date, Fluidigm shall issue to Harvard [***] of Common Stock of Fluidigm. Fluidigm represents that, in its last institutional round of financing, Fluidigm sold shares of its Series D Preferred Stock at a price of $2.80 per share. Harvard makes to Fluidigm, as of the date of the issuance of such [***], the same representations and warranties with respect to such shares as those representations and warranties set forth in Paragraph 4.2(c)(ii)(1), (2) and (3) of the

Certain identified information marked with [***] has been excluded from this exhibit because it is not material and would be competitively harmful if publicly disclosed.

license for Case Number [***] regarding the Shares. Paragraphs 4.2(c)(iii) and (iv) of the license for Case Number [***] shall apply as well to such [***].
Fluidigm may terminate this Letter Agreement in writing with thirty (30) days written notice to Harvard and owe no patent expenses incurred by Harvard in Case Number [***] after said thirty day notice period.

F)	Harvard may terminate this Letter Agreement for any material breach by Fluidigm of its obligations under Paragraphs (D) or (E) of this letter if Harvard gives express written notice to Fluidigm of such breach and such breach is not cured within thirty (30) days after Fluidigm’s receipt of such notice.

G)	Any disputes between the parties regarding this letter shall be resolved in the same manner as disputes are resolved under Fluidigm’s licenses to Case Numbers [***].

H)	The parties acknowledge that each party may currently have a different interpretation of certain aspects of the three remaining license agreements. With respect to the three remaining license agreements, the provisions of this letter are intended by the parties solely to provide specific protective mechanisms regarding the subject matter licensed by Harvard to Fluidigm. This letter shall not prejudice either parties’ interpretation or intent of the three remaining license agreements, and is not intended to constitute the parties’ interpretation of the three remaining license agreements (including the original intent thereof).

Sincerely,

/s/ Robert Benson
Robert Benson, PhD Associate Director

Agreed to:

PRESIDENT AND FELLOWS OF HARVARD COLLEGE:	Fluidigm Corporation:

/s/ Robert Benson for	/s/ Gajus Worthington

Joyce Brinton	Signature
Director
Office for Technology and Trademark Licensing	President and CEO Title

Date: Dec. 23, 2004	Date: 12/23/04

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